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Exhibit 99.3

Janus Contacts: Shelley Peterson: 303-316-5625 Scott Grace: 303-394-7709	July 14, 2009

JANUS CAPITAL GROUP INC. ANNOUNCES OFFERING OF COMMON STOCK AND CONVERTIBLE SENIOR NOTES

NET PROCEEDS WILL BE USED TO REPURCHASE THE FIRM'S SENIOR NOTES

DENVER—Janus Capital Group Inc. (NYSE: JNS) today announced that it has commenced a public offering of $150 million of its common stock and $150 million principal amount of convertible senior notes due in 2014. The convertible senior notes will be convertible, under certain circumstances, into cash, shares of Janus Capital Group Inc. common stock or a combination of cash and shares of Janus Capital Group Inc. common stock, at Janus' election. Janus will grant the underwriters an option to purchase up to an additional 15 percent of the number of shares offered to cover over-allotments, if any, and an option to purchase up to an additional $22.5 million principal amount of the convertible senior notes to cover over-allotments, if any.

The net proceeds of the concurrent common stock and convertible senior notes offerings, together with cash on hand, will be used to repurchase up to $400 million of the aggregate principal amount of the firm's outstanding 2011, 2012 and 2017 senior notes in a tender offer and for general corporate purposes, including the repayment or repurchase of any of the foregoing series of notes that remain outstanding.

J.P. Morgan Securities Inc. and Goldman, Sachs & Co. are acting as joint book-running managers of the proposed offerings. A copy of the prospectus supplements and prospectus relating to the offerings may be obtained by contacting J.P. Morgan Securities Inc., Attention: Prospectus Department, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 or by calling 1-718-242-8002 or Goldman, Sachs & Co., 85 Broad Street, SC Level, New York, New York 10004, Attention: Prospectus Department or by calling 1-866-471-2526.

The common stock and convertible senior notes will be offered pursuant to an effective automatic shelf registration statement filed by Janus with the Securities and Exchange Commission, which has become effective. This press release is for informational purposes only and should not be used or construed as an offer to sell, a solicitation of an offer to buy, or a recommendation for any security in any jurisdiction to any person to whom it is unlawful to make an offer, solicitation or sale in such jurisdiction. Each of the offerings of these securities will be made only by means of the prospectus supplement and accompanying prospectus.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm offering strategies from three individual investment boutiques: Janus Capital Management LLC (Janus), INTECH Investment Management LLC (INTECH) and Perkins Investment Management LLC (Perkins). Each manager employs a research-intensive approach that is distinct within its respective asset class. This multi-boutique approach enables the firm to provide style-specific expertise across an array of strategies, including growth, value and risk-managed equities, fixed income and alternatives through one common distribution platform.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate", "forecast" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks associated with the appointment of an interim CEO and our ability to identify a permanent CEO and resulting potential disruptions to the Company and our business, risks associated with our proposed capital raising transaction and related debt tender offer, including whether such offers and tender offers will be successful and on what terms they may be completed, and other risks, uncertainties, assumptions and factors specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 included under headings such as "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

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  Exhibit 99.3